Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Fourth Quarter and Full-Year 2018 Results

•	Strong bookings of $8.4 billion in the quarter and $32.2 billion for the year; book-to-bill ratio of 1.15 in the quarter and 1.19 for the year

•	Fourth quarter net sales of $7.4 billion, up 8.5 percent; full-year net sales of $27.1 billion, up 6.7 percent for the year

•	Fourth quarter EPS from continuing operations of $2.93, up 117 percent; full-year EPS from continuing operations of $10.15, up 46 percent for the year

•	Strong operating cash flow from continuing operations of $2.4 billion in the quarter and a record $3.4 billion for the year
__________________________________________________________________________________________________

WALTHAM, Mass., (January 31, 2019) - Raytheon Company (NYSE: RTN) today announced net sales for the fourth quarter 2018 of $7.4 billion, up 8.5 percent compared to $6.8 billion in the fourth quarter 2017. Fourth quarter 2018 EPS from continuing operations was $2.93 compared to $1.35 in the fourth quarter 2017. The increase in the fourth quarter 2018 EPS from continuing operations was primarily driven by operational improvements and lower taxes primarily associated with tax reform.
Net sales in 2018 were $27.1 billion, up 6.7 percent compared to $25.3 billion in 2017. Full-year 2018 EPS from continuing operations was $10.15 compared to $6.94 for the full-year 2017.
“Raytheon had a very successful year in 2018. We accelerated our sales growth yet again and achieved a new company record for operating cash flow,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “We ended the year with record bookings and backlog which positions us well for 2019 and beyond.”
The company generated strong operating cash flow for both the fourth quarter and full-year. Operating cash flow from continuing operations for the fourth quarter 2018 was $2.4 billion. Operating cash flow from continuing operations for the full-year 2018 was a record $3.4 billion, after making the $1.25 billion pretax discretionary pension contribution in the third quarter 2018. Operating cash flow from continuing operations for the fourth quarter 2017 and full-year 2017 was $1.6 billion and $2.7 billion, respectively, after making the $1.0 billion pretax discretionary pension contribution in the fourth quarter 2017. Operating cash flow from continuing operations for the fourth quarter and full-year 2018 was better than the company’s prior guidance primarily due to improved working capital.

In the fourth quarter 2018, the company repurchased 2.3 million shares of common stock for $400 million. For the full-year 2018, the company repurchased 6.7 million shares of common stock for $1,325 million.
The company had bookings of $8.4 billion in the fourth quarter 2018, resulting in a book-to-bill ratio of 1.15. Fourth quarter 2017 bookings were $8.5 billion. Full-year 2018 bookings were a record $32.2 billion, resulting in a book-to-bill ratio of 1.19. Full-year 2017 bookings were $27.7 billion.

Summary Financial Results

	4th Quarter			%	Twelve Months				%
($ in millions, except per share data)	2018	2017		Change	2018		2017		Change

Bookings	$8,447	$8,541		(1.1)%	$32,162		$27,718		16.0%
Net Sales	$7,360	$6,783		8.5%	$27,058		$25,348		6.7%
Income from Continuing Operations attributable to Raytheon Company	$833	$393	[1]	112.0%	$2,910	[2]	$2,022	[1]	43.9%
EPS from Continuing Operations	$2.93	$1.35	[1]	117.0%	$10.15	[2]	$6.94	[1]	46.3%
Operating Cash Flow from Continuing Operations	$2,433	$1,624			$3,428		$2,747
Workdays in Fiscal Reporting Calendar	58	58			249		248
[1]Fourth quarter and twelve months 2017 Income from Continuing Operations attributable to Raytheon Company included a provisional tax-related expense of approximately $171 million due to the enactment of the Tax Cuts and Jobs Act of 2017, which had an EPS impact of $0.59.

2As previously disclosed, in the third quarter 2018, some of the company’s pension plans purchased a group annuity contract to transfer $923 million of outstanding pension benefit obligations related to certain U.S. retirees and beneficiaries of the company’s previously discontinued operations. In connection with this transaction, the company recognized a non-cash, non-operating pension settlement charge of $288 million pretax, $228 million after tax, primarily related to the accelerated recognition of actuarial losses in those plans, which is included in twelve months 2018 Income from Continuing Operations attributable to Raytheon Company. Twelve months 2018 EPS from Continuing Operations included an unfavorable $0.79 impact related to the settlement charge.

Backlog at the end of 2018 was a record $42.4 billion, an increase of $4.2 billion or 11 percent compared to the end of 2017.

Backlog
	Period Ending
($ in millions)	2018	2017
Backlog	$42,420	$38,210
Outlook
The company has provided its financial outlook for 2019. Charts containing additional information on the company’s 2019 outlook are available on the company’s website.

2019 Financial Outlook
	2018 Actual	2019 Outlook
Net Sales ($B)	27.1	28.6 - 29.1
Deferred Revenue Adjustment ($M)	(10)	(2)
Amortization of Acquired Intangibles ($M)	(116)	(114)
FAS/CAS Operating Adjustment ($M)	1,428	1,463
Retirement Benefits Non-service Expense, non-operating ($M)	(1,230)	(726)
Interest Expense, net ($M)	(153)	(153) - (158)
Diluted Shares (M)	287	279 - 281
Effective Tax Rate	8.4%	17.0% - 17.5%
EPS from Continuing Operations	$10.15	$11.40 - $11.60
Operating Cash Flow from Continuing Operations ($B)	3.4	3.9 - 4.1

Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint™.

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,684	$1,553	8%	$6,180	$5,804	6%
Operating Income	$247	$247	-	$1,023	$935	9%
Operating Margin	14.7%	15.9%		16.6%	16.1%
Integrated Defense Systems (IDS) had fourth quarter 2018 net sales of $1,684 million, up 8 percent compared to $1,553 million in the fourth quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on two international Patriot® programs awarded in 2018. IDS had full-year 2018 net sales of $6,180 million compared to $5,804 million in 2017. The increase in net sales for the full-year was primarily driven by higher net sales from an international Patriot program awarded in the first quarter 2018.
IDS recorded $247 million of operating income in both the fourth quarter 2018 and the fourth quarter 2017. IDS recorded $1,023 million of operating income in 2018 compared to $935 million in 2017. The increase in operating income for the full-year was primarily driven by a favorable change in mix.
During the quarter, IDS booked $676 million to provide advanced Patriot air and missile defense capability for Sweden. IDS also booked $380 million to provide Guidance Enhanced Missiles (GEM-T) for an international customer; $140 million to provide Consolidated Contractor Logistics Support (CCLS) for the Missile Defense Agency (MDA); and $95 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar sustainment program for the MDA.

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,711	$1,572	9%	$6,722	$6,177	9%
Operating Income	$144	$117	23%	$538	$455	18%
Operating Margin	8.4%	7.4%		8.0%	7.4%
Intelligence, Information and Services (IIS) had fourth quarter 2018 net sales of $1,711 million, up 9 percent compared to $1,572 million in the fourth quarter 2017. IIS had full-year 2018 net sales of $6,722 million compared to $6,177 million in 2017. The increase in net sales for both the quarter and the full-year was primarily driven by higher net sales on classified programs in both cyber and space, and the Development, Operations and Maintenance (DOMino) cyber program.
IIS recorded $144 million of operating income in the fourth quarter 2018 compared to $117 million in the fourth quarter 2017. IIS recorded $538 million of operating income in 2018 compared to $455 million in 2017. The increase in operating income for both the quarter and full-year was primarily driven by higher net program efficiencies and higher volume.
During the quarter, IIS booked $545 million on a number of classified programs. IIS also booked $142 million on domestic and foreign training programs in support of Warfighter FOCUS activities.

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$2,317	$2,185	6%	$8,298	$7,787	7%
Operating Income	$273	$278	(2)%	$973	$1,010	(4)%
Operating Margin	11.8%	12.7%		11.7%	13.0%
Missile Systems (MS) had fourth quarter 2018 net sales of $2,317 million, up 6 percent compared to $2,185 million in the fourth quarter 2017. MS had full-year 2018 net sales of $8,298 million compared to $7,787 million in 2017. The increase in net sales for both the quarter and full-year was primarily driven by higher net sales on classified programs.
MS recorded $273 million of operating income in the fourth quarter 2018 compared to $278 million in the fourth quarter 2017. MS recorded $973 million of operating income in 2018 compared to $1,010 million in 2017. The decrease in operating margin for both the quarter and the full-year was primarily due to a change in mix.
During the quarter, MS booked $452 million for AIM-9X Sidewinder short-range air-to-air missiles; $193 million for Standard Missile-2 (SM-2); $149 million for StormBreaker™, formerly Small Diameter Bomb II (SDB II™); $132 million for Phalanx® Close-In Weapon Systems (CIWS); $132 million for Paveway™; $110 million for the Iron Dome Tamir production program; and $75 million for the David's Sling weapon system’s Stunner Missile. MS also booked $563 million on a number of classified contracts.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,880	$1,670	13%	$6,748	$6,430	5%
Operating Income	$262	$242	8%	$884	$862	3%
Operating Margin	13.9%	14.5%		13.1%	13.4%
Space and Airborne Systems (SAS) had fourth quarter 2018 net sales of $1,880 million, up 13 percent compared to $1,670 million in the fourth quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs. SAS had full-year 2018 net sales of $6,748 million compared to $6,430 million in 2017. The increase in net sales for the full-year was primarily driven by higher net sales on a domestic tactical radar systems production program, and surveillance and targeting systems programs.
SAS recorded $262 million of operating income in the fourth quarter 2018 compared to $242 million in the fourth quarter 2017. The increase in operating income for the quarter was primarily due to higher volume. SAS recorded

$884 million of operating income in 2018 compared to $862 million in 2017. The increase in operating income for the full-year was primarily due to higher net program efficiencies and higher volume, partially offset by mix.
During the quarter, SAS booked $429 million for the Next Generation Overhead Persistent Infrared (Next Gen OPIR) program for the U.S. Air Force; $347 million to provide support and sustainment services to the U.K. Royal Air Force's Shadow aircraft fleet; and $173 million for radar components for the U.S. Navy and the Royal Australian Air Force. SAS also booked $544 million on a number of classified contracts.

Forcepoint
	4th Quarter			Twelve Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$172	$156	10%	$634	$608	4%
Operating Income (Loss)	$2	$(8)	NM	$5	$33	NM
Operating Margin	1.2%	(5.1)%		0.8%	5.4%

NM = Not Meaningful
Forcepoint had fourth quarter 2018 net sales of $172 million, up 10 percent compared to $156 million in the fourth quarter 2017. Forcepoint had full-year 2018 net sales of $634 million compared to $608 million in 2017.
Forcepoint recorded $2 million of operating income in the fourth quarter 2018 compared to a loss of $8 million in the fourth quarter 2017. Forcepoint recorded $5 million of operating income in 2018 compared to $33 million in 2017. The decrease in operating income for the full-year was primarily driven by higher operating costs.

About Raytheon
Raytheon Company, with 2018 sales of $27 billion and 67,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 97 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5I® products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.

Conference Call on the Fourth Quarter and Full-Year 2018 Financial Results
Raytheon’s financial results conference call will be held on Thursday, January 31, 2019 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 588-8312 in the U.S. or (409) 220-9941 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; dependence on U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on material and component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2018
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Net sales	$7,360	$6,783	$27,058	$25,348
Operating expenses
Cost of sales	5,393	4,985	19,573	18,340
General and administrative expenses	753	698	2,947	2,777
Total operating expenses	6,146	5,683	22,520	21,117
Operating income	1,214	1,100	4,538	4,231
Non-operating (income) expense, net
Retirement benefits non-service expense	237	230	1,230	913
Interest expense	46	48	184	205
Interest income	(10)	(7)	(31)	(21)
Other (income) expense, net	14	(5)	8	21
Total non-operating (income) expense, net	287	266	1,391	1,118
Income from continuing operations before taxes	927	834	3,147	3,113
Federal and foreign income taxes	99	447	264	1,114
Income from continuing operations	828	387	2,883	1,999
Income (loss) from discontinued operations, net of tax	(1)	—	(1)	2
Net income	827	387	2,882	2,001
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(5)	(6)	(27)	(23)
Net income attributable to Raytheon Company	$832	$393	$2,909	$2,024

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.93	$1.35	$10.16	$6.95
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.93	1.35	10.16	6.96

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.93	$1.35	$10.15	$6.94
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.93	1.35	10.15	6.95

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$833	$393	$2,910	$2,022
Income (loss) from discontinued operations, net of tax	(1)	—	(1)	2
Net income	$832	$393	$2,909	$2,024

Average shares outstanding
Basic	284.4	289.6	286.5	291.1
Diluted	284.7	290.0	286.8	291.4

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2018
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Integrated Defense Systems	$1,684	$1,553	$247	$247	14.7%	15.9%
Intelligence, Information and Services	1,711	1,572	144	117	8.4%	7.4%
Missile Systems	2,317	2,185	273	278	11.8%	12.7%
Space and Airborne Systems	1,880	1,670	262	242	13.9%	14.5%
Forcepoint	172	156	2	(8)	1.2%	(5.1)%
Eliminations	(404)	(346)	(44)	(35)
Total business segment	7,360	6,790	884	841	12.0%	12.4%
Acquisition Accounting Adjustments	—	(7)	(29)	(37)
FAS/CAS Operating Adjustment	—	—	356	325
Corporate	—	—	3	(29)
Total	$7,360	$6,783	$1,214	$1,100	16.5%	16.2%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Integrated Defense Systems	$6,180	$5,804	$1,023	$935	16.6%	16.1%
Intelligence, Information and Services	6,722	6,177	538	455	8.0%	7.4%
Missile Systems	8,298	7,787	973	1,010	11.7%	13.0%
Space and Airborne Systems	6,748	6,430	884	862	13.1%	13.4%
Forcepoint	634	608	5	33	0.8%	5.4%
Eliminations	(1,514)	(1,423)	(170)	(148)
Total business segment	27,068	25,383	3,253	3,147	12.0%	12.4%
Acquisition Accounting Adjustments	(10)	(35)	(126)	(160)
FAS/CAS Operating Adjustment	—	—	1,428	1,303
Corporate	—	—	(17)	(59)
Total	$27,058	$25,348	$4,538	$4,231	16.8%	16.7%

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2018
(In millions)

Backlog			31-Dec-18	31-Dec-17

Integrated Defense Systems			$11,557	$9,186
Intelligence, Information and Services			6,233	6,503
Missile Systems			13,976	13,426
Space and Airborne Systems			10,126	8,611
Forcepoint			528	484
Total backlog			$42,420	$38,210

	Three Months Ended		Twelve Months Ended
Bookings	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Total bookings	$8,447	$8,541	$32,162	$27,718

	Three Months Ended		Twelve Months Ended
General and Administrative Expenses	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Administrative and selling expenses	$505	$530	$2,106	$2,077
Research and development expenses	248	168	841	700
Total general and administrative expenses	$753	$698	$2,947	$2,777

Cash, Cash Equivalents and Restricted Cash			31-Dec-18	31-Dec-17

Cash and cash equivalents			$3,608	$3,103
Restricted cash			16	12
Cash, cash equivalents and restricted cash shown in Attachment E			$3,624	$3,115

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2018
(In millions)

	31-Dec-18	31-Dec-17

Assets
Current assets
Cash and cash equivalents	$3,608	$3,103
Short-term investments	—	297
Receivables, net	1,648	1,324
Contract assets	5,594	5,247
Inventories	758	594
Prepaid expenses and other current assets	528	761
Total current assets	12,136	11,326

Property, plant and equipment, net	2,840	2,439
Goodwill	14,864	14,871
Other assets, net	2,024	2,224
Total assets	$31,864	$30,860

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commercial paper	$300	$300
Contract liabilities	3,309	2,927
Accounts payable	1,964	1,519
Accrued employee compensation	1,509	1,342
Other current liabilities	1,206	1,260
Total current liabilities	8,288	7,348

Accrued retiree benefits and other long-term liabilities	6,938	8,287
Long-term debt	4,755	4,750

Redeemable noncontrolling interest	411	512

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss(1)	(8,618)	(7,935)
Retained earnings(1)	20,087	17,895
Total Raytheon Company stockholders’ equity	11,472	9,963
Noncontrolling interests in subsidiaries	—	—
Total equity	11,472	9,963
Total liabilities, redeemable noncontrolling interest and equity	$31,864	$30,860

(1)
In the first quarter 2018 we adopted ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. As a result, we reclassified $1,451 million from accumulated other comprehensive loss to retained earnings related to the reclassification of stranded income tax effects of the Tax Cuts and Jobs Act of 2017.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2018
(In millions)
	Twelve Months Ended
	31-Dec-18	31-Dec-17

Cash flows from operating activities
Net income	$2,882	$2,001
(Income) loss from discontinued operations, net of tax	1	(2)
Income from continuing operations	2,883	1,999
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	568	550
Stock-based compensation	165	173
Loss on repayment of long-term debt	—	39
Deferred income taxes	(24)	252
Changes in assets and liabilities
Receivables, net	(327)	(157)
Contract assets and contract liabilities	28	88
Inventories	(166)	14
Prepaid expenses and other current assets	73	204
Income taxes receivable/payable	174	(193)
Accounts payable	406	(94)
Accrued employee compensation	165	111
Other current liabilities	(108)	106
Accrued retiree benefits	(421)	(250)
Other, net	12	(95)
Net cash provided by (used in) operating activities from continuing operations	3,428	2,747
Net cash provided by (used in) operating activities from discontinued operations	—	(2)
Net cash provided by (used in) operating activities	3,428	2,745
Cash flows from investing activities
Additions to property, plant and equipment	(763)	(543)
Proceeds from sales of property, plant and equipment	2	46
Additions to capitalized internal use software	(58)	(68)
Purchases of short-term investments	—	(696)
Maturities of short-term investments	309	517
Payments for purchases of acquired companies, net of cash received	—	(93)
Proceeds from sale of business, net of transaction costs	11	—
Other	(22)	20
Net cash provided by (used in) investing activities	(521)	(817)
Cash flows from financing activities
Dividends paid	(975)	(910)
Net borrowings (payments) on commercial paper	—	300
Repayments of long-term debt	—	(591)
Loss on repayment of long-term debt	—	(38)
Repurchases of common stock under share repurchase programs	(1,325)	(800)
Repurchases of common stock to satisfy tax withholding obligations	(93)	(85)
Contribution from noncontrolling interests in Forcepoint	—	8
Other	(5)	—
Net cash provided by (used in) financing activities	(2,398)	(2,116)
Net increase (decrease) in cash, cash equivalents and restricted cash	509	(188)
Cash, cash equivalents and restricted cash at beginning of the year	3,115	3,303
Cash, cash equivalents and restricted cash at end of period	$3,624	$3,115

Attachment F
Raytheon Company
Supplemental EPS Information
Fourth Quarter 2018
(In millions, except per share amounts)

		Three Months Ended		Twelve Months Ended
		31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17

Per share impact of the pension settlement charge (A)		$—	$—	$0.79	$—
Per share impact of the enactment of the Tax Cuts and Jobs Act of 2017 (B)		$—	$0.59	$—	$0.59

(A)	Pension settlement charge	$—	$—	$288	$—
	Tax effect (at 21% statutory rate)	—	—	(60)	—
	After-tax impact	—	—	228	—
	Diluted shares	—	—	286.8	—
	Per share impact	$—	$—	$0.79	$—

(B)	Tax impact of the enactment of the Tax Cuts and Jobs Act of 2017	$—	$171	$—	$171
	Diluted shares	—	290.0	—	291.4
	Per share impact	$—	$0.59	$—	$0.59